Exhibit 4.47

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

SECOND AMENDMENT TO LDA

This Deed of Amendment to the LDA and Guarantee (this “Amendment”) is entered into as of February 27, 2023 (the “2nd Amendment Effective Date”) by and between Teva Pharmaceuticals International GmbH, a company organized under the laws of Switzerland, having its principal place of business at Schluselstrasse 12, Rapperswil–Jona 8645, Switzerland (“Teva”), Alvotech Hf., a corporation organized under the laws of Iceland, having its principal place of business at Saemundargotu 15-19, 101, Reykjavik, Iceland (“Alvotech”) and [***]. Teva and Alvotech shall be referred to collectively as the “Parties” and individually as a “Party”.

Recitals

WHEREAS, on August 5, 2020, Alvotech and Teva entered into a License & Development Agreement (“LDA”) and a Product Supply Agreement (“PSA”), pertaining to the development and commercialization of biosimilar products.

WHEREAS, on August 5, 2020 Teva and [***] entered a guarantee of the payment obligations of Alvotech and its Affiliates to Teva under the LDA (the “Guarantee”).

WHEREAS, on June 28, 2021, Teva and Alvotech entered a Settlement Agreement, Release and Amendment to the LDA to resolve any and all disputes arising out of, relating to, or in any way connected to the payment of the [***] Milestone under the terms and conditions of the LDA, including the timeliness and amounts of such payments (the “1st Amendment”).

WHEREAS, Teva and Alvotech have been discussing the possibility of additional support by Alvotech to Teva’s costs for marketing the Products which are expected to exceed what was contemplated when the LDA and LSA were entered into, and, following conclusion of these discussions, the Parties have agreed to enter into this Amendment.

Agreement

1.

Definitions. Capitalized terms used and not otherwise defined or amended herein shall have the meanings attributed to them in the LDA and the PSA. The date of this Amendment shall be referred to herein as the “2nd Amendment Effective Date”.

2.	Contribution to Teva’s Launch and Marketing Costs. With effect from the 2nd Amendment Effective Date, Alvotech agrees as follows:

(a)

Alvotech shall pay to Teva [***] US dollars ([***]) (“Additional Consideration”) as consideration for Teva’s anticipated increased investment in costs of preparing for Launch of the Products and the Launch and marketing of the Products notwithstanding whether any particular BLA Approval is or is not obtained, such cost contribution to be made as detailed below:

(i)

Alvotech shall pay the Additional Consideration by deducting [***] U.S. Dollars (US$[***]) from the Transfer Price per unit for each unit of each and every Product ordered by, and invoiced to, Teva by Alvotech in accordance with the PSA (including for Product orders previously submitted by Teva and not yet invoiced); and

(ii)

in the event that the Additional Consideration has not been fully paid by Alvotech by [***] as a result of the operation of Section 6.1.2(b) above, then Teva may issue an invoice to Alvotech for the balance of the Additional Consideration then outstanding. Such invoice shall be paid by Alvotech by [***].

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3.

[***] Guarantee extension. Teva and [***] hereby agree, in accordance with Section 2.2 of the Guarantee, to modify the meaning of Alvotech Obligations (as originally defined in the Guarantee) to include the payment of the Additional Consideration and extend Guarantor’s guarantee obligations until the Additional Consideration is paid to Teva in full.

4.

Status of Milestone Payments Referenced in Section 3(b) of the 1st Amendment. The Parties agree that Section 3(b) of the 1st Amendment and paragraph (2) of Section 6.2 of the LDA as it pertains to [***] shall be replaced and read as follows:

“Teva shall pay Alvotech (i) $[***] by the later to occur of (A) [***] and (B) [***] and (ii) $[***] by [***]. Teva shall have the right to offset the foregoing payment obligations, to the extent either or both become payable, on a dollar-for-dollar basis against any portion of the Additional Consideration unpaid by Alvotech as of [***].”

5.

Multiple Counterparts. This Amendment: (i) may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall be binding upon the person or entity executing the same; and (ii) may be executed by a signature page delivered by facsimile or email, in which case the person or entity so executing this Amendment shall promptly thereafter deliver its originally executed signature page (but the failure to deliver an original shall not affect the binding nature of such person’s or entity’s signature).

6.

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions, including all matters of construction, validity, performance and enforcement.

7.

Dispute Resolution. Any dispute, controversy or claim relating to the validity, enforcement or interpretation of this Amendment shall be resolved in accordance with Section 13.6.1(b) of the LDA, it being agreed by both Teva and Alvotech that any dispute, controversy or claim relating to the validity, enforcement and interpretation of this Amendment shall not be subject to Section 13.6.1(a) of the LDA.

8.

No Modification. This Amendment may only be modified or amended by a writing dated after the date hereof and signed by Teva and Alvotech with respect to all provisions save for paragraph 3 and Teva and [***] with respect to paragraph 3.

9.	Construction.

(a)	This Amendment shall be construed so that the word “including” means “including without limitation;” and the singular shall include the plural and vice versa.

(b)	Titles or headings contained in this Amendment are included only for ease of reference and will have no substantive effect.

(c)	None of the Parties will be entitled to have any language contained in this Amendment construed against another because of the identity of the drafter.

10.

Confidentiality. None of the Parties hereto shall issue, make or cause to be made any disclosures regarding the terms of this Amendment without the written consent of the other Parties, except that the Parties (i) may disclose the terms of this Amendment to attorneys, accountants and other advisors retained by the Party; and (ii) may make such disclosures as may be required by applicable laws or regulations, provided that the disclosing Party notifies the other Parties in writing of any such requirement and the intended disclosure at least two (2) business days in advance of any such disclosure. A Party may disclose the terms and conditions of this Amendment if such Party receives a subpoena or other process or order to produce this Amendment, provided that such Party shall,

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prior to any disclosure to any third party, promptly notify the other Parties to this Amendment so that each Party has a reasonable opportunity to respond to such subpoena, process or order. The Party receiving a subpoena, process or order shall (in the first instance) take no action contrary to the confidentiality provisions set forth above, and shall make reasonable efforts to respond only subject to the confidentiality designation available under a protective order in litigation. The Party objecting shall have the burden of defending against such subpoena, process or order. The Party receiving the subpoena, process or order shall be entitled to comply with it, except to the extent that any other Party is successful in obtaining an order modifying or quashing it.

11.

Severability. If any term or provision of this Amendment is held to be invalid, illegal or contrary to public policy, such term or provision shall be modified to the extent necessary to be valid and enforceable and shall be enforced as modified; provided, however, that if no modification is possible such provision shall be deemed stricken from this Amendment. In any case, the remaining provisions of this Amendment shall not be affected thereby.

12.

No Waiver. Any waiver of any Party’s rights under this Amendment is only effective if in writing signed by the Party to be charged or its duly authorized representative, and any such waiver shall only be effective for the specific matter waived and shall not be deemed to apply to any other conduct, provision or other matter.

13.

Entire Agreement. This Amendment and the LDA and the PSA, each to the extent as amended hereby, as well as the 1st Amendment, contain the entire understanding of the Parties with respect to the subject matter hereof.

14.

Notices. All notices and other communications hereunder shall be in writing, shall be sent by Federal Express or other expedited courier service, and shall be deemed effective and duly given upon delivery to the other Party at the following addresses or to such other addresses as the Parties may notify one another of in accordance with the provision of this Section:

If to Teva:

Teva Pharmaceuticals International GmbH

Schluselstrasse 12, Rapperswil - Jona 8645

Switzerland

Attention: General Manager

With a copy (which copy shall not constitute notice) to each of:

Teva Pharmaceutical Industries Ltd. 124 Dvora HaNevi’a St. Tel Aviv 6944020, Israel Attn: EVP, Business Development	Teva Pharmaceuticals USA, Inc. 400 Interpace Pkwy #3, Parsippany, NJ 07054 USA Attn: General Counsel

If to Alvotech:

Alvotech Hf.

Saemundargotu 15-19 101, Reykjavik, Iceland

Attn: CEO

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With a copy (which copy shall not constitute notice) to:

Alvotech Holdings SA

5 rue Heienhaff, L-1736 Senningerberg

Grand Duchy of Luxembourg

Attn: General Counsel

If to [***]:

[***]

[***]

With a copy (which copy shall not constitute notice) to:

Alvotech Holdings SA

5 rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg

Attn: General Counsel

15.	Delivery. This Amendment is delivered on the 2nd Amendment Effective Date .

16.

Independent Legal Advice. This Amendment was negotiated between the Parties at arm’s length. Teva and Alvotech acknowledge that they have each been advised by their own independently selected counsel and other advisors in connection with this Amendment. Teva and Alvotech further acknowledge that they enter into this Amendment solely on the basis of advice from independently selected counsel and on the basis of their own independent investigation of all of the facts, laws and circumstances material to this Amendment or any provision hereof, and not in any manner or to any degree based upon any statement or omission by any other Party hereto or its counsel.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed in their respective names by their duly authorized representatives as of the 2nd Amendment Effective Date .

EXECUTED and DELIVERED as a DEED by ALVOTECH HF.

acting by director in the presence of	)
)
) Director /s/ Robert Wessman
) Name: Robert Wessman

Witness –	Signature: _/s/ David Olafsson

Name: David Olafsson

Address: Kings House

EXECUTED and DELIVERED as a DEED

by [***]

acting by director in the presence of	)
)
) Director
) Name: [***]
Witness –	Signature: [***]
Name: _[***]
Address: _[***]

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EXECUTED and DELIVERED as a DEED

by TEVA PHARMACEUTICALS INTERNATIONAL GMBH

acting by director in the presence of	)

)

) General Manager

) Deepa Xavier

) Signature: /s/ Deepa Xavier

Witness –	Signature: /s/ Noam Shamir

Name: Noam Shamir

Address: Teva Tel Aviv

) Vice President – Head of Alliance Management

) Signature: /s/ Alex Nesbitt

) Alex Nesbitt

Witness –	Signature /s/ Lisa Linskens

Name: Lisa Linskens

Address: Teva Amsterdam

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